Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Municipal Investment Trust Fund--Multistate Series--83 (California, Michigan, New Jersey, New York and Ohio Trusts), Defined Asset Funds

We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 33-57443 of our opinion dated April 6, 1998 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
May 20, 1998